November 9, 2015

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549

Re: VitaCig, Inc.

We have read the statements of VitaCig, Inc. included under Item 4.01 of its Current Report on Form 8-K dated November 4, 2015 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC